Exhibit 99.1

Jaguar Health Appoints Carol Lizak Chief Accounting Officer

San Francisco, CA (August 16, 2019): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, announced today that the Company has promoted Carol Lizak to the role of chief accounting officer for Jaguar. Lizak formerly served as Jaguar’s vice president of finance and corporate controller.

Lizak has 20+ years of corporate controllership and financial planning & analysis experience under U.S. GAAP & IFRS. Prior to joining Jaguar, she served as senior director and corporate controller of Zosano Pharma Corporation, as controller of Quantum Secure, Inc., and as executive director, corporate controller of Alexza Pharmaceuticals, Inc. Prior thereto, she spent nine years as corporate controller of a subsidiary of HID Global Corporation. She holds an Executive MBA from Pepperdine Graziadio Business School.

“We are very pleased to have appointed Carol to this important role. She was instrumental in supporting our recent successful closing of an underwritten public offering of units for gross proceeds of $16.56 million, and, following the closing of the offering, her effective leadership ensured the timely filing of Jaguar’s 10-Q for the second quarter of 2019. Looking forward, we believe Carol’s extensive financial experience in the life sciences sector will make her a strong addition to our management team as we look to expand our clinical and commercial activities,” Lisa Conte, Jaguar’s president and CEO, commented.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Lizak’s financial leadership experience in the life sciences sector will make her a strong addition to Jaguar’s senior leadership team as the Company looks to expand clinical and commercial activities. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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